Exhibit 10.1

SECOND AMENDMENT TO

INVENTORY FINANCING AND SECURITY AGREEMENT

I. THE PARTIES TO THIS AGREEMENT

This Second Amendment to Inventory Financing and Security Agreement (“Amendment”) is effective as of July 14, 2023 (the “Amendment Effective Date”), and is made by and among the following parties (the “Parties”):

A.	Ally Bank (Ally Capital in Hawaii, Mississippi, Montana and New Jersey) (together with its successors and assigns, “Bank”), a Utah state-chartered bank with a local business office currently located at 5851 Legacy Circle, Suite 200, Plano, Texas 75024;

B.	Ally Financial Inc., a Delaware corporation (“Ally”) with a local business office currently located at 5851 Legacy Circle, Suite 200, Plano, Texas 75024 (together with Bank, the “Ally Parties” and Bank and Ally each being, an “Ally Party”);

C.	Shift Operations LLC, a Delaware limited liability company, with its principal executive office currently located at 290 Division Street, Suite 400, San Francisco, California 94103;

D.	CarLotz, Inc., a Delaware corporation, with its principal executive office located at 290 Division Street, Suite 400, San Francisco, California 94103;

E.	CarLotz Group, Inc., a Delaware corporation, with its principal executive office located at 290 Division Street, Suite 400, San Francisco, California 94103;

F.	CarLotz, Inc., an Illinois corporation, with its principal executive office located at 290 Division Street, Suite 400, San Francisco, California 94103; and

G.	CarLotz California, LLC, a California limited liability company, with its principal executive office located at 290 Division Street, Suite 400, San Francisco, California 94103; and

H.	Shift Technologies, Inc., a Delaware corporation, with its principal executive office currently located at 290 Division Street, Suite 400, San Francisco, California 94103 (“Guarantor”).

Shift Operations LLC, CarLotz, Inc., a Delaware corporation, CarLotz Group, Inc., a Delaware corporation, CarLotz, Inc., an Illinois corporation, and CarLotz California, LLC, a California limited liability company, are collectively referred to herein as “Dealership.”

II. THE RECITALS

The essential facts relied on by Bank, Ally, Dealership and Guarantor as true and complete, and giving rise to this Amendment, are as follows:

A.	The Ally Parties, Dealership, and Guarantor are parties to an Inventory Financing and Security Agreement, effective as of December 9, 2021, as amended by the Amendment to Inventory Financing and Security Agreement, effective as of February 7, 2023 (as amended, modified, restated, or replaced, the “IFSA”).

B.	The Parties to this Amendment desire to amend the IFSA as outlined in this Amendment.

III. THE AGREEMENT

In consideration of the premises and the mutual promises in this Amendment, which are acknowledged to be sufficient, the Parties agree to the following:

A.	Capitalized terms used but not defined herein have the meanings given to them in the IFSA.

B.	Effective as of the Amendment Effective Date, Section III.A.2 of the IFSA is modified so that the maximum aggregate amount of credit available pursuant to this IFSA (the “Credit Line”) is $30,000,000.00 at any time outstanding.

C.	Effective as of Amendment Effective Date, Section III.A.8 of the IFSA is deleted. This eliminates the Advance Floorplan Accommodation.

D.	Effective as of Amendment Effective Date, Section III.G.7 of the IFSA is deleted and replaced with the following:

7.	Dealership will comply in all material respects with all of Dealership’s obligations under the Credit Balance Agreement in effect between Dealership and Ally Bank (and any amendments or modifications to such agreement), including, but not limited to, maintaining the Minimum Required Balance (as defined in the Credit Balance Agreement).

E.	Effective as of Amendment Effective Date, Section III.G.8 of the IFSA is deleted and replaced with the following:

8.	Financial Covenants. Dealership and Guarantor will comply with the following financial covenants, tested monthly (as of month-end) based on Guarantor’s monthly financial statements:

(a)	[Reserved.]

(b)	Inventory Equity: Dealership will maintain Vehicle inventory equity of at least 10%, calculated as follows:

The amount by which the value of Dealership’s Vehicle inventory exceeds Wholesale Outstandings, divided by the value of Dealership’s Vehicle inventory, must be equal to or greater than 10%, where:

i.	Vehicle inventory includes all vehicles owned by Dealership and covered by the Ally Parties’ security interest, including wholesale vehicles, but excluding Vehicles held on consignment;

ii.	Vehicle inventory value is net of unpaid lien payoffs (and excludes the value of Vehicles held on consignment); and

iii.	unrestricted cash and cash equivalents (i.e., cash maintained in the Dealership’s bank account(s), plus outstanding deposits, less outstanding checks, less bank fees, plus any amounts maintained under the Credit Balance Agreement in excess of any amounts used to establish the Minimum Required Balance under such agreement, all as of the month-end for which the covenant applies) may be used to bolster Vehicle inventory value.

(c)	Monthly Certification. Dealership and Guarantor will provide a monthly certificate executed by an officer affirming compliance with the Inventory Equity covenant, and providing the basis for such affirmations.

F.	Except as provided above, the IFSA and all other agreements between each of the Ally Parties and Dealership and Guarantor remain in full force and effect as written. In the event of a conflict between the terms of the IFSA and this Amendment, the terms of this Amendment prevail. The Parties hereto ratify all terms of the IFSA as amended by this Amendment.

G.	If any provision of this Amendment is held to be invalid or unenforceable by a court of competent jurisdiction, all other provisions remain valid and enforceable.

H.	This Amendment:

a.	May be modified only by a writing signed by all Parties.

b.	May be signed in counterparts, each of which is deemed an original, and all of which taken together constitute one and the same agreement. The signatures of the Parties, exchanged via fax or e-mail, shall constitute and be deemed original signatures for all purposes.

c.	Binds and inures to the benefit of the Parties and their respective successors and assigns.

d.	Constitutes the entire agreement of the Parties with respect to its subject matter.

Agreed to effective as of the Amendment Effective Date.

Ally Bank		Shift Operations LLC
By Shift Platform, Inc., its Managing Member

By:	/s/ Mehul Desai	By:	/s/ Oded Shein
Name:	Mehul Desai	Name:	Oded Shein
Title:	Authorized Representative	Title:	Chief Financial Officer

Ally Financial Inc.		CarLotz, Inc., a Delaware corporation

By:	/s/ Mehul Desai	By:	/s/ Oded Shein
Name:	Mehul Desai	Name:	Oded Shein
Title:	Authorized Representative	Title:	Chief Financial Officer

CarLotz California, LLC,		CarLotz Group, Inc., a Delaware corporation
a California limited liability company

By:	/s/ Oded Shein	By:	/s/ Oded Shein
Name:	Oded Shein	Name:	Oded Shein
Title:	Chief Financial Officer	Title:	Chief Financial Officer

Shift Technologies, Inc.		CarLotz, Inc., an Illinois corporation

By:	/s/ Oded Shein	By:	/s/ Oded Shein
Name:	Oded Shein	Name:	Oded Shein
Title:	Chief Financial Officer	Title:	Chief Financial Officer

3